UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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KINDER MORGAN CANADA LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Excerpt from June 2018 Employee Newsletter

Message from the Office of the Chairman

This month’s Message from the OTC recaps and adds some additional background to the e-mail Steve, Kim and Ian Anderson sent out on May 29 about the exciting news regarding the Trans Mountain Expansion Project (TMEP).

As they noted, we are very pleased that Kinder Morgan Canada Limited (KML) and the Government of Canada were able to reach an agreement that will result in the sale of the Trans Mountain Pipeline system and expansion project for C$4.5 billion.  KML has also agreed to work with the Canadian government to seek a third-party buyer for the pipeline and the project between now and July 22, 2018.  This outcome is a strong, positive development for KML and Kinder Morgan, Inc. (KMI) shareholders, our customers and colleagues.  It is also great news for the Canadian economy and a boon for Canada’s energy sector because we expect this transaction will make TMEP’s completion much more likely.

So, what does this deal mean for employees, and how will it impact KMI and KML going forward?

First, planning and construction work will resume for those of you who had been working diligently on TMEP.  As part of this agreement, that activity will be funded by the Government of Canada until the transaction closes.  This is expected to happen in the third quarter or early in the fourth quarter of 2018.

Second, one of the conditions of the sale is that KMC personnel who work on Trans Mountain, the Puget Sound System or TMEP will transfer to the new owner.  Other KMC employees will join a new KMI company that will manage the remaining assets: the Cochin pipeline, the Edmonton merchant terminals and Vancouver Wharves.  Therefore, we don’t expect a workforce reduction due to this transaction.

Of course, KML will benefit from after-tax proceeds of about C$1.25 billion, and will continue to manage a great set of midstream assets across western Canada, much of which will benefit from TMEP’s completion along with the rest of the energy sector.  Our integrated network of crude tank storage and rail terminals in Alberta is one of the largest in the region; the Cochin pipeline system plays an important role in transporting light condensate originating from the U.S. to Fort Saskatchewan, Alberta; and the Vancouver Wharves Terminal is the largest mineral concentrate export/import facility on the west coast of North America.

This solid set of operating assets (which were budgeted to generate approximately half of KML’s 2018 Adjusted EBITDA), coupled with a strong balance sheet, will create exciting growth and investment opportunities for the company.  Clearly, there is a bright future for KML.

For KMI, we expect after-tax proceeds to be approximately US$2.0 billion.  We still expect to meet or exceed our 2018 distributable cash flow (DCF) per share target, despite losing the EBITDA associated with the Trans Mountain system.  We also anticipate the transaction to positively impact our consolidated balance sheet.

Looking forward, we remain confident that our team will continue to find attractive acquisitions or projects across our existing KMI network to drive future growth as we have done successfully over the years.  Bear in mind that we added on average approximately $1.3 billion per year to our backlog since 2015, and during the last 12 months, that number was $2.1 billion.  There are growth opportunities to be had, particularly building off of our unparalleled network of assets.

In closing, we deeply appreciate all the hard work that has gone into both advancing the project to this stage and in achieving this successful outcome.  While this transaction will bring changes in the months to come, we know the transition will be smooth.  No matter your role, please be proud of helping create a framework that will enable this critical project to proceed.

Note from HR

For those employees who support both terminals and pipelines, we know this creates uncertainty and work is underway to determine which company you will be supporting post close.  And while there may be changes in some of your benefit and compensation plans after the close, we want to reassure you that we are committed to making sure that any new plans or programs are comparable to what you have today.  Work has just kicked off on this important topic and you will receive more information on this as soon as it is available.

IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION

This communication is neither a solicitation of a proxy nor an offer to purchase nor a solicitation of an offer to sell any securities. This communication is also not a substitute for any proxy statement or other filings that may be made with the Securities Exchange Commission (the “SEC”) with respect to the proposed transaction. Approval of the proposed transaction will be submitted to shareholders of Kinder Morgan Canada Limited (the “Company”) for their consideration, and the Company will file a definitive proxy statement to be used to solicit shareholder approval of the transaction with the SEC. Detailed information about the transaction will be contained in the definitive proxy statement and other documents to be filed with the SEC and mailed to shareholders prior to the meeting.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the SEC and mail to its shareholders a proxy statement in connection with the transaction. The proxy statement will contain important information about the purchaser, the Company, the transaction and related matters.  Investors and security holders are urged to read the proxy statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or on the Company’s website at https://ir.kindermorgancanadalimited.com/.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the acquisition agreement.  Information regarding the Company’s directors and executive officers is contained in the Company’s Form 10-K for the year ended December 31, 2017 and its proxy statement dated March 28, 2018, which are filed with the SEC.  A more complete description will be available in the proxy statement to be used to solicit shareholder approval of the transaction.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This communication includes “forward-looking information” and “forward-looking statements” within the meaning of applicable securities laws (“forward-looking statements”). Forward-looking statements in this report include statements, express or implied, concerning, without limitation: the sale of the TMPL and TMEP, the amount of the Company’s after-tax proceeds, the continued management and performance of the Company’s remaining portfolio of assets, the anticipated closing of the Transaction and the timing thereof and the anticipated timing of the special meeting of the Company’s shareholders. Forward-looking statements are not guarantees of performance or certain outcomes, and future actions, conditions or events may differ materially from those expressed in forward-looking statements provided in this report. Forward-looking statements involve significant risks, uncertainties and assumptions, many of which are beyond the ability of the Company to control or predict. Among other things, specific factors that  could cause actual results to differ from those indicated in the forward-looking statements provided in this report include, without limitation: satisfaction of the terms and conditions in the Transaction, including receiving requisite approvals, changes in market conditions; competitive landscape; issues, delays or stoppages associated with major expansion projects; changes in public opinion; public or government opposition; the resolution of issues relating to the concerns of individuals, special interest or Aboriginal groups, governmental organizations, non-governmental organizations and other third parties that may expose the business to higher project or operating costs, project delays or even project cancellations; significant unanticipated cost overruns or required capital expenditures;  the breakdown or failure of equipment and facilities; releases or spills, operational disruptions or service interruptions; the ability of the Company and/or the business to access sufficient external sources of financing, and the cost of such financing; and changes in governmental support and the regulatory environment.

The foregoing list should not be construed to be exhaustive. In addition to the foregoing, important additional information respecting the material assumptions, expectations and risks applicable to the forward-looking statements included in this report are set out in the Company’s Annual Report on Form 10-K filed with the SEC on February 20, 2018 under the headings “Information Regarding Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and  Results of Operations” and elsewhere and in the Company’s subsequent reports, each available under the Company’s profile on  SEDAR at www.sedar.com and filed with the SEC and available at www.sec.gov. Shareholders and prospective investors are urged to review and carefully consider such information prior to making any investment decision in respect of the Company’s restricted voting shares or other securities. The risk factors applicable to the Company could cause actual results to vary materially from those   contained in any forward-looking statements. The forward-looking statements included in this report are made as of the date of this report and the Company disclaims any obligation, other than as required by applicable law, to update the forward-looking statements included in this communication.